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                          UNITED STATES DISTRICT COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION

NUMED HOME HEALTH CARE, INC.                      Case No. 98-2354-CIV-T-17F

     Plaintiff,

vs.

TURKEY VULTURE FUND XIII, LTD.,

     Defendant/Counterclaimant,

vs.

JUGAL K. TANEJA, et al.,

     Counterclaim Defendants.
                              /
------------------------------

                     MEDIATION AND SETTLEMENT AGREEMENT

     The parties hereby agree as follows:

1. The Company shall propose in its proxy for the 1998 Annual Shareholders Meeting: (i) a slate of the following six directors:
     Jugal K. Taneja, Susan J. Carmichael, Thomas V. Chema, Richard M. Osborne, J. Michael Gorman and Thomas J. Smith; (ii) the elimination of the classified Board of Directors; and (iii) that the 1998 Annual Shareholders Meeting of NuMed Home Health Care, Inc. shall be held on January 28, 1999.

2. The parties agree to vote all their shares which are eligible to vote in favor of the slate of Directors proposed in the Company's proxy.

3. Turkey Vulture Fund shall (i) provide a letter for inclusion in the Company's proxy package regarding the withdrawal of their solicitation;
     (ii) file a withdrawal of their proxy statement with the SEC concurrent with the mailing of the Company's

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     proxy statement; (iii) cause its three nominees to complete the
     Company's Directors and Officers' Questionnaire prior to the filing of the definitive proxy statement.

4. The parties agree to take all appropriate steps pursuant to applicable law necessary to enter into a Stock Purchase Agreement for the purchase of 744,680 shares of common stock in NuMed Home Health Care, Inc. directly from the Company from its currently authorized but unissued stock for $350,000.00 in cash with the closing to occur within two days of the shareholders' approval.

5. The Board of Directors elected at the 1998 Annual Shareholders Meeting shall appoint and the Company shall hire one of the big six accounting firms to act as its auditor.

6. Turkey Vulture Fund and Jugal K. Taneja agree not to vote their respective 744,680 shares at the 1998 Annual Shareholders Meeting.

7. The parties agree to take all appropriate steps pursuant to applicable law necessary to enter into a standstill agreement on proxy fights only through the year 2000 Annual Shareholders Meeting to be held after March 31, 2000, pursuant to which the parties will agree that they will not directly or indirectly, through representatives or otherwise, solicit, negotiate with or in any manner, encourage, discuss, accept or consider any proposal to engage in a proxy contest with the Company.

8. The parties shall each dismiss their claims with prejudice, each party to bear its own fees and costs. The plaintiff shall pay one half and the defendant shall pay one-half of all fees and expenses associated with the mediation of this matter, except for the fees of each parties' respective counsel which shall be paid separately by each party.

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     DATED this 6th day of January, 1999.


                                       NUMED HOME HEALTH CARE, INC.


                                       By:   /s/ Susan J. Carmichael
                                           -----------------------------------

                                       Its:  CEO, President
                                            ----------------------------------



                                       /s/ Jugal K. Taneja
                                       ---------------------------------------
                                       JUGAL K. TANEJA


                                       /s/ Susan J. Carmichael
                                       ---------------------------------------
                                       SUSAN J. CARMICHAEL



                                       FOLEY & LARDNER ON BEHALF OF
                                       THOMAS V. CHEMA AND ROBERT P.
                                       OTTMAN, AS COUNTERCLAIM
                                       DEFENDANTS


                                       By:  /s/ James M. Landis
                                           -----------------------------------



                                       TURKEY VULTURE FUND XIII, LTD.


                                       By:   /s/ Richard M. Osborne
                                           -----------------------------------

                                       Its:  Managing Member
                                            ----------------------------------



                                       KOHRMAN, JACKSON & KRANTZ, P.L.L.


                                       By:  /s/ James B. Rosenthal
                                           -----------------------------------


                                       /s/ James D. Eckert
                                       ---------------------------------------
                                       JAMES D. ECKERT
                                       MEDIATOR


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